VOTING AND PROXY AGREEMENT                Exhibit 3.6

         THIS VOTING AND PROXY AGREEMENT (this "Agreement") is made and entered into as of November 16, 2001, by and between National Presto Industries, Inc., a Wisconsin corporation ("Presto") and the undersigned shareholder
("Shareholder").

                                    RECITALS

         A. Presto Disposable Products, Inc. ("PDP"), a wholly-owned subsidiary of Presto, and RMED International, Inc. ("RMED") intend to enter into an Asset Purchase Agreement (the "Asset Purchase Agreement"), pursuant to which PDP will agree, subject to the terms and conditions therein, to purchase substantially all of the assets of RMED (the "Asset Sale");

         B. As a condition to Closing under the Asset Purchase Agreement, Presto must receive voting and proxy agreements from shareholders holding a majority of the outstanding shares of RMED, including Shareholder;

         C. Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of such number of shares of the outstanding capital stock of RMED; and

         D. In consideration of Presto causing PDP to execute the Asset Purchase Agreement and close the Asset Sale, Shareholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of RMED over which Shareholder has voting power so as to ratify the Asset Sale.

         NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. Capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement. For purposes of this Agreement:

                  (a) "Expiration Date" shall mean the earlier to occur of (i) December 31, 2001, unless the Asset Purchase Agreement has been executed by PDP and RMED by such date, (ii) such date and time as the Asset Purchase Agreement shall have been validly terminated in accordance with Section 9.1 therein, it being recognized that the Closing of the Asset Sale shall not be considered "termination" of the Asset Purchase Agreement, (iii) such date and time as the Asset Sale shall have been duly ratified by the holders of a majority of the outstanding shares of RMED at a special meeting duly called for such purpose, or
(iv) December 31, 2004.

                  (b) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

                  (c) "Shares" shall mean: (i) all securities of RMED (including all shares of RMED Common Stock and all options, warrants and other rights to acquire shares of RMED Common Stock) owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of RMED (including all additional shares of RMED Common Stock and all additional options, warrants and other rights to acquire shares of RMED Common Stock) of which Shareholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

                  (d) "Transfer." A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

         2. TRANSFER OF SHARES.

                  (a) Transferee of Shares to be Bound by this Agreement. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not cause or permit any Transfer of any of the Shares to be effected unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (i) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Presto may reasonably request); and (ii) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

                  (b) Transfer of Voting Rights. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Shareholder under this Agreement with respect to any of the Shares.

         3. AGREEMENT TO VOTE SHARES. At every meeting of the shareholders of RMED called, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of RMED, Shareholder (in his or her capacity as such) shall cause the Shares to be voted in favor of ratification of the Asset Sale and against any action seeking to invalidate or disapprove in any respect the Asset Sale. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict Shareholder from acting in Shareholder's capacity as a director or officer of RMED (it being understood that this Agreement shall apply to Shareholder solely in Shareholder's capacity as a shareholder of RMED) or voting in Shareholder's sole discretion on any matter other than those matters referred to in the preceding sentence.

         4. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Presto a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

         5. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. Shareholder (a) is the beneficial owner of the shares of RMED Common Stock and the options to purchase shares of RMED Common Stock indicated on the signature page of this Agreement, which are free and clear of any liens, adverse claims, charges or other encumbrances (except any such encumbrances arising under securities laws);
(b) does not beneficially own any securities of RMED other than the shares of RMED Common Stock and options to purchase shares of RMED Common Stock indicated on the signature page of this Agreement; and (c) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

         6. ADDITIONAL DOCUMENTS. Shareholder (in his or her capacity as such) and Presto hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Presto, to carry out the intent of this Agreement or the Proxy.

         7. TERMINATION. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

         8. MISCELLANEOUS.

                  (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

                  (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Presto shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Presto upon any such violation, Presto shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Presto at law or in equity.

                  (e) Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                            If to Presto:

                            National Presto Industries, Inc.
                            3925 North Hastings Way
                            Eau Claire, Wisconsin
                            54703-3703
                            Attention: James F. Bartl
                            Fax: (715) 839-2122

                            with a copy to:

                            Robins, Kaplan, Miller & Ciresi L.L.P.
                            2800 LaSalle Plaza
                            800 LaSalle Avenue
                            Minneapolis, MN 55402
                            Attention: John R. Houston
                            Fax: (612) 339-4181

                            If to Shareholder:

                            To the address for notice set forth on the signature page hereof.

                  (f) Governing Law. This Agreement shall be governed by the laws of the State of Wisconsin, without reference to rules of conflicts of law.

                  (g) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

                  (h) Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  (i) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  (j) No Obligation to Exercise Options. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall obligate Shareholder to exercise any option, warrant or other right to acquire shares of RMED Common Stock.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

PRESTO:                                      SHAREHOLDER:

NATIONAL PRESTO INDUSTRIES, INC.             By:   /s/ Barry Bergsman
                                                   -----------------------------
                                                        (signature)
By:   /s/ James F. Bartl                     Name:     Barry Bergsman
      ---------------------------------            -----------------------------
                                                          (print)

Its:  Executive Vice President,
      ---------------------------------
      Secretary and Resident Counsel
      ---------------------------------      -----------------------------------

                                             -----------------------------------

                                             -----------------------------------
                                                       (print address)


                                             -----------------------------------
                                                         (telephone)


                                             -----------------------------------
                                                       (facsimile no.)

                                             Shares of RMED beneficially owned:


                                                    285,000          shares of
                                             -----------------------
                                             RMED Common Stock

                                                                       Exhibit A
                                IRREVOCABLE PROXY

         The undersigned shareholder (the "Shareholder") of RMED International, Inc., a Colorado corporation ("RMED"), hereby irrevocably (to the fullest extent permitted by law) appoints the President and Chief Executive Officer, the Chief Financial Officer and the Executive Vice President of National Presto Industries, Inc., a Wisconsin corporation ("Presto"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of RMED that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of RMED issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy until the Expiration Date (as defined below). Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

         This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting and Proxy Agreement of even date herewith by and between Presto and the undersigned Shareholder (the "Voting Agreement"), and is granted in consideration of Presto causing its wholly-owned subsidiary, Presto Disposable Products, Inc. ("PDP") to execute that certain Asset Purchase Agreement by and between PDP and RMED (the "Asset Purchase Agreement") and to close of the transactions contemplated thereby. The Asset Purchase Agreement will provide for the purchase of substantially all of the assets of RMED by PDP in accordance with its terms (the "Asset Sale") . As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) December 31, 2001, unless the Asset Purchase Agreement has been executed by PDP and RMED by such date, (ii) such date and time as the Asset Purchase Agreement shall have been validly terminated as provided in accordance with Section 9.1 therein, it being recognized that the Closing of the Asset Sale shall not be considered "termination" of the Asset Purchase Agreement, (iii) such date and time as the Asset Sale shall have been duly ratified by the holders of a majority of the outstanding shares of common stock of RMED at a special meeting duly called for such purpose, or (iv) December 31, 2004.

         The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of shareholders of RMED and in every written consent in lieu of such meeting in favor of the ratification of the Asset Sale and against any action seeking to invalidate or disapprove in any respect the Asset Sale. The attorneys and proxies named above may not exercise this Proxy on any other matter. The undersigned Shareholder may vote the Shares on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated:   November 15, 2001
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         Signature of Shareholder:       /s/ Barry Bergsman
                                    --------------------------

         Print Name of Shareholder:       Barry Bergsman
                                    --------------------------